SETTLEMENT AGREEMENT

This Agreement is entered as of August 18, 2006 by and among U.S. Bank National Association, in its capacity as indenture trustee (“Trustee”), Inland Fiber Group, LLC (“IFG”), Fiber Finance Corp. (“FFC” and, together with IFG, the “Issuers”), American Forest Resources, LLC (“AFR”), Cascade Resource Holdings Group, LLC, Timber Resource Services, LLC, John M. Rudey, Alan B. Abramson, Aubrey L. Cole, George R. Hornig, Robert F. Wright and William A. Wyman (collectively, without the Trustee, the “Defendants,” and with the Trustee, the “Parties”).

WHEREAS, pursuant to an indenture between the Trustee and the Issuers, dated November 19, 1997 (the “Indenture”), the Issuers issued 9 5/8% senior notes in the principal amount of $225 million due 2007 (the “Notes”);

WHEREAS, on or about December 12, 2003, the Trustee commenced an action against the Defendants entitled U.S. Bank National Association, in its capacity as Indenture Trustee and not in its individual capacity, v. U.S. Timberlands Klamath Falls, L.L.C. et al., C.A. No. 112-N (the “Action”), in the Court of Chancery of the State of Delaware in and for New Castle County (the “Chancery Court”), alleging, among other things, breaches of the Indenture, tortious interference with contractual relations, breaches of fiduciary duty, fraudulent transfers, and unjust enrichment;

WHEREAS, while the Action has been pending, the Issuers have not made certain interest payments as required under the Indenture;

WHEREAS, on or about December 9, 2004, IFG commenced an action against the Trustee entitled U.S. Timberlands Klamath Falls, L.L.C. et al v. U.S. Bank National Association, C.A. No. 902-N (the “Related Action”), in the Chancery Court alleging, among other things, breach of contract claims against the Trustee (the Action and Related Action are jointly referred to as the “Actions”);

WHEREAS, Alan B. Abramson, Aubrey L. Cole, George R. Hornig, Robert F. Wright and William A. Wyman (collectively, the “Outside Directors”) and the Trustee have executed a memorandum of understanding, dated December 12, 2005, and have negotiated definitive settlement documentation related thereto (the “Chancery Court Settlement”), but have chosen not to present such definitive settlement documentation to the Chancery Court at this time in order to further the potential consummation of a global settlement among all the parties in the Actions; and

WHEREAS, without admission of any liability by any of the Parties, the Trustee and the Defendants have determined that it is in their respective best interests to settle the Actions, and the Trustee has determined that it is in the best interests of holders of the Notes (the “Noteholders”) to settle the Actions and discharge the Notes on the terms and conditions set forth herein;

WHEREAS, a majority of the Noteholders have signed the support and lock-up agreement, entered into as of August 18, 2006, by and among the Issuers, John M. Rudey, AFR, the Trustee, and certain Noteholders (the “Support and Lock-Up Agreement”), a copy of which is attached hereto as Exhibit A.

NOW, THEREFORE, in consideration of the representations, covenants, and conditions set forth below, the sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.

Forbearance.  Upon execution of this Agreement, the Parties shall inform the Chancery Court that they have entered into a settlement agreement and request that the Actions be stayed until any Termination Date (as defined in the Support and Lock-Up Agreement).  Upon execution of this Agreement and before any Termination Date, the Trustee shall forbear from exercising any rights or remedies it may have under the Indenture, consistent with and on the same terms as those that apply to the Noteholders pursuant to Section 2(a) of the Support and Lock-Up Agreement.

2.

Bankruptcy Cases.  Within 5 business days after the execution of this Agreement, the Issuers shall file Chapter 11 bankruptcy cases (the “Bankruptcy Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and, as soon thereafter as is practicable, shall file a plan of reorganization (the “Plan”) consistent in all material respects with the Support and Lock-Up Agreement, including the form of plan of reorganization attached hereto as Exhibit B (the “Form Plan”).  The Issuers shall use commercially reasonable efforts to have a disclosure statement accompanying the Plan (the “Disclosure Statement”) approved and the Plan confirmed and consummated in the most expeditious manner practicable.

3.

Outside Director Settlement.  As soon as is reasonably practicable following the commencement of the Bankruptcy Cases, the Issuers shall file a motion seeking conditional approval of the outside director settlement agreement attached hereto as Exhibit C (the “Outside Director Settlement”) under Rule 9019 of the Federal Rules of Bankruptcy Procedure, which approval would be effective either upon a Termination Event (as defined in the Support and Lock-Up Agreement) or a plan being confirmed with release language materially different from that contained in the Form Plan and adverse to the Outside Directors and such modification to the release language is not consented to in writing by the Outside Directors.  If the Outside Director Settlement is not approved by the Bankruptcy Court and either a Termination Event (as defined in the Support and Lock-Up Agreement) occurs or a plan is confirmed with release language materially different from that contained in the Form Plan and adverse to the Outside Directors and such modification to the release language is not consented to in writing by the Outside Directors, then either the Trustee or the Outside Directors may promptly file with the Court of Chancery definitive settlement papers setting forth the terms of the Chancery Court Settlement, including a stipulation of settlement substantially in the form attached as Exhibit D hereto, in which event the Trustee and the Outside Directors shall exercise their best efforts to seek the prompt approval by the Court of Chancery of the Chancery Court Settlement; provided, however, that any payments made pursuant to the Chancery Court Settlement shall be deemed to have been paid pursuant to the Global Insurance Settlement for the purposes of calculating the Additional Funding sufficient to allow the Debtors to satisfy their obligations under the Plan.  The Parties shall consent to and support the Outside Director Settlement and the approval thereof by the Bankruptcy Court and, subject to the preceding sentence, the Chancery Court Settlement, as applicable.

4.

Trustee Support.  If the Plan is filed as provided in Section 2 above, the Trustee will support, and the Trustee will use its best efforts to have the Noteholders support, the Bankruptcy Court’s approval of the Disclosure Statement, confirmation of the Plan by the Bankruptcy Court, and all documents related to the Disclosure Statement and the Plan (collectively, the “Plan Documents”) consistent with and on the same terms as those that apply to the Noteholders pursuant to Section 5(a) of the Support and Lock-Up Agreement.

5.

Termination.  The Issuers or the Trustee may terminate this Agreement, upon written notice to the other Parties, upon the termination of the obligations of the Issuers or the Trustee under the Support and Lock-Up Agreement; provided, however, that the rights and obligations set forth in paragraph 3 of this Agreement shall survive any termination.

6.

Integration.  This Agreement, the Support and Lock-Up Agreement, the Outside Director Settlement, and all of the exhibits to such agreements shall be construed as one integrated entire agreement and understanding among the Parties concerning the subject matter hereof and supersede any and all prior and contemporaneous agreements, representations, understandings, and negotiations between the Parties, whether written or oral, concerning the subject matter hereof; provided, however, that any confidentiality agreements executed between IFG and the Trustee shall continue in full force and effect.

7.

Modification.  This Agreement may be modified or amended only by a writing signed by all Parties and explicitly referring to this Agreement.

8.

Document Return.  On the Effective Date (as defined in the Plan), the Trustee shall return to counsel for the Issuers, or certify to such counsel the destruction of, all copies (whether hard copy or electronic) of all documents, including transcripts of testimony, that constitute, contain, or reflect materials that are protected from disclosure by the Order to Seal Portions of the Trial Record, dated August 15, 2005.

9.

Counterparts.  This Agreement may be executed in counterparts with each executed counterpart constituting an original, but together constituting only one agreement.

10.

Governing Law; Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to such state’s choice of law provisions which would require the application of the law of any other jurisdiction, subject to applicable federal bankruptcy law.  By its execution and delivery of this Agreement, each of the Parties hereby irrevocably and unconditionally agrees for itself that any legal action, suit, or proceeding against it with respect to any matter arising under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding shall be resolved only in the Courts in the State of Delaware, including the federal courts in Delaware, and by execution and delivery of this Agreement, each of the Parties hereby irrevocably accepts and submits itself to the exclusive jurisdiction of such court (subject to applicable federal bankruptcy jurisdiction), generally and unconditionally, with respect to any such action, suit, or proceeding.

11.

Binding Effect.  This Agreement shall be binding upon, and inure to the benefit of the Parties and their respective successors and assigns.  The Trustee’s execution and consent to this Agreement shall be binding upon the Noteholders to the fullest extent permitted by the Indenture and under the Trust Indenture Act of 1939, as amended from time to time.

12.

Remedies.  The Parties hereto agree that irreparable harm would occur in the event that any provision of this Agreement were not performed in accordance with the terms hereof and that they shall be entitled to specific performance of the terms hereof in addition to any other remedy at law or equity.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives, on the dates set forth below.

U.S. Bank National Association,

in its capacity as indenture trustee

By: _____________________

Title:____________________

Date:____________________

Inland Fiber Group, LLC

By: _____________________

Title:____________________

Date:____________________

Fiber Finance Corp.

By: _____________________

Title:____________________

Date:____________________

American Forest Resources, LLC

By: _____________________

Title:____________________

Date:____________________

Cascade Resource Holdings Group, LLC

By: _____________________

Title:____________________

Date:____________________

Timber Resource Services, LLC

By: _____________________

Title:____________________

Date:____________________

John M. Rudey

_______________________________

Date:_____________________

Alan B. Abramson

_______________________________

Date:_____________________

Aubrey L. Cole

_______________________________

Date:_____________________

George R. Hornig

________________________________

Date:_____________________

Robert F. Wright

________________________________

Date:_____________________

William A. Wyman

_______________________________

Date:_____________________

EXHIBIT A

SUPPORT AND LOCK-UP AGREEMENT

EXHIBIT B

FORM JOINT PLAN OF REORGANIZATION

OF DEBTORS INLAND FIBER GROUP, LLC, AND FIBER FINANCE CORP.

Attached is a form pre-negotiated Chapter 11 plan of reorganization (the “Form Plan”) for Inland Fiber Group, LLC, and Fiber Finance Corp.  This Form Plan and all related communications shall be deemed to be settlement negotiations and subject to Federal Rule of Evidence 408.

EXHIBIT C

OUTSIDE DIRECTOR SETTLEMENT

EXHIBIT D

STIPULATION OF SETTLEMENT